Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting of L-3 Communication Holdings, Inc. and L-3 Communications Corporation and subsidiaries, which appears in L-3 Communications Holdings Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 21, 2012 relating to the financial statements, which appears in the Annual Report of L-3 Communications Master Savings Plan on Form 11-K for the year ended December 31, 2011.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 21, 2012 relating to the financial statements, which appears in the Annual Report of Aviation Communications & Surveillance Systems 401(k) Plan on Form 11-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

August 16, 2012